                                                                    Exhibit 99.1

                                                For more information contact
                                                MEDIA:
[CENTER POINT ENERGY LOGO]                      LETICIA LOWE
                                                Phone 713.207.7702
                                                INVESTORS:
                                                MARIANNE PAULSEN
                                                Phone 713.207.6500



FOR IMMEDIATE RELEASE
                                                                     Page 1 of 5
--------------------------------------------------------------------------------
             CENTERPOINT ENERGY REPORTS FIRST QUARTER 2005 EARNINGS

         HOUSTON, TX - APRIL 29, 2005 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $67 million, or $0.20 per diluted share, for the first quarter of 2005 compared to $74 million, or $0.22 per diluted share, for the same period of 2004.

         Net income for the first quarter of 2005 included $0.4 million of income from discontinued operations compared to $45 million, or $0.13 per diluted share, of income from discontinued operations for the first quarter of 2004.

         Income from continuing operations for the first quarter of 2005 was $67 million, or $0.20 per diluted share, compared to $29 million, or $0.09 per diluted share, for the first quarter of 2004. The first quarter of 2005 included income of $34 million pre-tax, or $22 million after-tax ($0.06 per diluted share), related to interest on the company's authorized true-up balance.

           "We're off to a great start this year, with overall solid financial performance from our core energy delivery businesses," said David M. McClanahan, president and chief executive officer of CenterPoint Energy. "Now that we've completed the sale of our generation assets, we will focus on enhancing the performance of our core businesses and look for opportunities to accelerate the company's growth in a disciplined manner."


OPERATING INCOME BY SEGMENT DETAILED

ELECTRIC TRANSMISSION & DISTRIBUTION

         The electric transmission & distribution segment reported operating income of $80 million in the first quarter of 2005, consisting of $71 million for the regulated electric transmission & distribution utility (TDU) and $9 million for the transition bond company, which is an amount sufficient to pay interest on the transition bonds. Operating income for the first quarter of 2004 totaled $85 million, consisting of $75 million for the TDU and $10 million for the transition bond company.

         The TDU's revenues continued to benefit from solid customer growth, with nearly 43,000 metered customers added since March 31, 2004. Revenues also increased from higher transmission cost recovery. Operating expenses were greater than last year primarily due to higher transmission costs, higher state franchise and property taxes and increased depreciation. These higher expenses were partially offset by reduced benefit and pension expenses.

                                    - more -

                                                For more information contact
                                                MEDIA:
[CENTER POINT ENERGY LOGO]                      LETICIA LOWE
                                                Phone 713.207.7702
                                                INVESTORS:
                                                MARIANNE PAULSEN
                                                Phone 713.207.6500



FOR IMMEDIATE RELEASE
                                                                     Page 2 of 5
--------------------------------------------------------------------------------

NATURAL GAS DISTRIBUTION

         The natural gas distribution segment reported operating income of $139 million for the first quarter of 2005, compared to $117 million for the same period of 2004. Revenues increased primarily from the impact of rate increases, continued customer growth with the addition of over 43,000 customers since March 31, 2004, and higher income from the company's competitive natural gas sales business. The increase in revenues was partially offset by milder weather and decreased usage. Operation and maintenance expenses declined in the first quarter of 2005 compared to the same period of 2004, which included an $8 million charge for staff reductions related to process improvements. Excluding this charge, operation and maintenance expenses declined by $1 million resulting primarily from a decrease in benefit and pension expenses, which more than offset other expense increases.

PIPELINES AND GATHERING

         The pipelines and gathering segment reported operating income of $64 million for the first quarter of 2005 compared to $45 million for the same period of 2004. The improvement in operating income for the quarter resulted primarily from higher operating margins in the pipeline business driven by increased demand for transportation and ancillary services related to natural gas price volatility. In addition, the company's core gas gathering operations benefited from increased throughput and demand for its services.

OTHER OPERATIONS

         The company's other operations reported an operating loss of $7 million for each of the first quarters of 2004 and 2005.

OTHER

         The company adopted EITF Issue No. 04-8, "Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effect on Diluted Earnings Per Share" (EITF 04-8) effective December 31, 2004. EITF 04-8 requires certain contingently convertible debt instruments with a market price trigger to be treated the same as traditional convertible debt instruments for earnings per share (EPS) purposes. The contingently convertible debt instruments are taken into consideration in the calculation of diluted EPS using the "if-converted" method. The impact on the company's diluted EPS for each of the quarters ended March 31, 2005 and 2004, related to its $575 million contingently convertible notes was a decrease of $0.02 per share. The company is considering alternatives for decreasing this dilutive effect, including an exchange offer for the notes.

                                    - more -

                                                For more information contact
                                                MEDIA:
[CENTER POINT ENERGY LOGO]                      LETICIA LOWE
                                                Phone 713.207.7702
                                                INVESTORS:
                                                MARIANNE PAULSEN
                                                Phone 713.207.6500



FOR IMMEDIATE RELEASE
                                                                     Page 3 of 5
--------------------------------------------------------------------------------

COMPLETION OF SALE OF GENERATION ASSETS

         In April 2005, the company completed the final step of a two-part transaction in which Texas Genco LLC (formerly known as GC Power Acquisition
LLC) agreed to acquire the company's generation assets. At that closing, in which Texas Genco LLC acquired the company's nuclear generating assets, CenterPoint Energy received a cash payment of $700 million.

         In December 2004, the first step of the transaction, the sale of the fossil assets, was completed with CenterPoint Energy receiving $2.231 billion in cash.

         As a result of the sale, the electric generation segment was reclassified as discontinued operations in the third quarter of 2004. These operations are presented as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", for all periods presented.


RECOVERY OF TRUE-UP BALANCE

         In late 2004, the Texas Public Utility Commission (PUC) issued its final true-up order in which it determined the stranded costs and other generation-related assets it would allow the company to recover under the Texas electric restructuring law. The PUC authorized recovery of $2.3 billion, including interest through August 31, 2004, subject to certain adjustments. The company and other parties have appealed certain aspects of the PUC's true-up order.

         In March 2005, the PUC issued a financing order authorizing the company to issue transition bonds to securitize a portion of its true-up balance. Subsequently, several parties have appealed the financing order to the Texas courts. The company will not be able to issue transition bonds while the appeals of the financing order are pending. Previously, the company had expected that approximately $1.8 billion in transition bonds could be issued by mid-2005.

         In January 2005, the company filed an application with the PUC for a "Competition Transition Charge" (CTC) under which it would recover its adjusted true-up balance that has not been securitized. Hearings were held on that application in April, and an order is expected from the PUC in late May.

         The company is entitled to accrue a return on the true-up balance until it is fully recovered.

                                    - more -

                                                For more information contact
                                                MEDIA:
[CENTER POINT ENERGY LOGO]                      LETICIA LOWE
                                                Phone 713.207.7702
                                                INVESTORS:
                                                MARIANNE PAULSEN
                                                Phone 713.207.6500



FOR IMMEDIATE RELEASE
                                                                     Page 4 of 5
--------------------------------------------------------------------------------

NEW CREDIT FACILITIES

         In March 2005, the company closed on three new bank credit facilities to reduce interest costs, extend maturities and improve terms. The company:
    - Replaced the $750 million parent company revolving credit facility with a $1 billion, five-year revolving credit facility, with an interest rate of LIBOR + 100 basis points
    - Established a $200 million, five-year revolving credit facility at CenterPoint Energy Houston Electric (CEHE), the company's electric transmission and distribution subsidiary, with an interest rate of LIBOR + 75 basis points
    - Established a $1.31 billion secured revolving credit backstop facility at CEHE, with an interest rate of LIBOR + 75 basis points, to be used only to repay the $1.31 billion term loan at CEHE, due in November 2005, if sufficient transition bonds have not been issued by that date

QUASI-REORGANIZATION

         On April 27, 2005, the CenterPoint Energy Board of Directors concluded that it will not implement the accounting reorganization it had expected to implement as of January 1, 2005. The accounting reorganization would have extinguished the company's current retained earnings deficit in order to facilitate the payment of dividends under constraints imposed by the Public Utility Holding Company Act of 1935. After receiving management's report on the accounting effects of the proposed reorganization, the Board of Directors concluded that the action, if taken, would have negatively impacted the company's common equity and would have adversely affected its schedule for achieving the 30 percent common equity level generally expected to be maintained by registered holding companies.

WEBCAST OF EARNINGS CONFERENCE CALL
         CenterPoint Energy's management will host an earnings conference call on Friday, April 29, 2005, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live, audio broadcast of the conference call at www.CenterPointEnergy.com/investors/events. A replay of the call can be accessed approximately two hours after the completion of the call, and will be archived on the web site for at least one year.

         CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and sales, interstate pipeline and gathering operations. The company serves nearly five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total approximately $17 billion. With more than 9,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.

                                    - more -

                                                For more information contact
                                                MEDIA:
[CENTER POINT ENERGY LOGO]                      LETICIA LOWE
                                                Phone 713.207.7702
                                                INVESTORS:
                                                MARIANNE PAULSEN
                                                Phone 713.207.6500



FOR IMMEDIATE RELEASE
                                                                     Page 5 of 5
--------------------------------------------------------------------------------

                                      *****
         This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and outcome of the true-up proceeding and any legal proceedings related thereto, the timing and impact of future regulatory and legislative decisions, effects of competition, weather variations, changes in CenterPoint Energy's or its subsidiaries' business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned facility outages and other factors discussed in CenterPoint Energy's and its subsidiaries' Form 10-K's for the period ended December 31, 2004, and other filings with the Securities and Exchange Commission.

                                       ###

                 CenterPoint Energy, Inc. and Subsidiaries
                     Statements of Consolidated Income
                          (Thousands of Dollars)
                                (Unaudited)


                                                          Quarter Ended March 31,
                                                      -------------------------------
                                                          2005                2004
                                                      -----------         -----------

Revenues:
  Electric Transmission & Distribution                $   344,994         $   330,313
  Natural Gas Distribution                              2,330,232           2,131,332
  Pipelines and Gathering                                 120,781             102,403
  Other Operations                                          6,679               2,889
  Eliminations                                            (40,878)            (39,119)
                                                      -----------         -----------
     Total                                              2,761,808           2,527,818
                                                      -----------         -----------

Expenses:
  Natural gas                                           1,948,336           1,761,877
  Operation and maintenance                               313,071             315,842
  Depreciation and amortization                           129,773             116,218
  Taxes other than income taxes                            94,661              93,988
                                                      -----------         -----------
     Total                                              2,485,841           2,287,925
                                                      -----------         -----------
Operating Income                                          275,967             239,893
                                                      -----------         -----------

Other Income (Expense) :
  Gain on Time Warner investment                          (41,114)            (24,453)
  Loss on indexed debt securities                          39,529              27,014
  Interest and other finance charges                     (173,340)           (182,973)
  Interest on transition bonds                             (9,220)             (9,674)
  Return on true-up balance                                34,082                --
  Other - net                                               3,812               1,507
                                                      -----------         -----------
     Total                                               (146,251)           (188,579)
                                                      -----------         -----------

Income from Continuing Operations Before
  Income Taxes                                            129,716              51,314

Income Tax Expense                                        (63,064)            (22,416)
                                                      -----------         -----------

Income from Continuing Operations                          66,652              28,898
                                                      -----------         -----------

Discontinued Operations:
  Income from Texas Genco, net of tax                      13,673              56,286
  Minority Interest in income from Texas Genco               --               (11,597)
  Loss on Disposal of Texas Genco, net of tax             (13,237)               --
                                                      -----------         -----------
     Total                                                    436              44,689
                                                      -----------         -----------

Net Income                                            $    67,088         $    73,587
                                                      ===========         ===========


  Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                   CenterPoint Energy, Inc. and Subsidiaries
             Selected Data From Statements of Consolidated Income
               (Thousands of Dollars, Except Per Share Amounts)
                                  (Unaudited)

                                                                    Quarter Ended
                                                                      March 31,
                                                            ------------------------------
                                                              2005                 2004
                                                            ---------            ---------


 Basic Earnings Per Common Share:
   Income from Continuing Operations                        $    0.22            $    0.09
   Income from Discontinued Operations, net of tax               -                    0.15
                                                            ---------            ---------
   Net Income                                               $    0.22            $    0.24
                                                            =========            =========

 Diluted Earnings Per Common Share:
   Income from Continuing Operations                        $    0.20            $    0.09
   Income from Discontinued Operations, net of tax               -                    0.13
                                                            ---------            ---------
   Net Income                                               $    0.20            $    0.22
                                                            =========            =========

 Dividends Declared per Common Share                        $    0.20(1)         $    0.10

   Weighted Average Common Shares Outstanding (000):
   - Basic                                                    308,470              306,012
   - Diluted                                                  360,623              357,806


OPERATING INCOME (LOSS) BY SEGMENT
----------------------------------

 Electric Transmission & Distribution:
   Transmission & Distribution Operations                   $  70,609            $  75,307
   Transition Bond Company                                      9,083                9,608
                                                            ---------            ---------
      Total Electric Transmission & Distribution               79,692               84,915
 Natural Gas Distribution                                     139,493              116,624
 Pipelines and Gathering                                       64,031               44,856
 Other Operations                                              (7,249)              (6,502)
                                                            ---------            ---------

 Total                                                      $ 275,967            $ 239,893
                                                            =========            =========




(1) On January 26, 2005, the Company's board of directors declared a dividend of $0.10 per share of common stock payable on March 10, 2005 to shareholders of record as of the close of business on February 16, 2005. On March 3, 2005, the Company's board of directors declared a dividend of $0.10 per share of common stock payable on March 31, 2005 to shareholders of record as of the close of business on March 16, 2005. This additional first quarter dividend was declared in lieu of the regular second quarter dividend to address technical restrictions that might limit the Company's ability to pay a regular dividend during the second quarter of this year.





    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                         Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                                                     ELECTRIC TRANSMISSION & DISTRIBUTION
                                                                     ------------------------------------
                                                                         Quarter Ended
                                                                            March 31,
                                                                     ----------------------      % Diff
                                                                         2005        2004    Fav/(Unfav)
                                                                     --------------------    -----------
RESULTS OF OPERATIONS:
Electric transmission and distribution revenues                          $323        $315           3%
                                                                         ----        ----

Electric transmission and distribution expenses:
  Operation and maintenance                                               138         133          (4%)
  Depreciation and amortization                                            64          60          (7%)
  Taxes other than income taxes                                            50          47          (6%)
                                                                         ----        ----
     Total electric transmission and distribution expenses                252         240          (5%)
                                                                         ----        ----
Operating Income - Electric transmission and distribution utility          71          75          (5%)
Operating Income - Transition bond company                                  9          10         (10%)
                                                                         ----        ----
Total Segment Operating Income                                           $ 80        $ 85          (6%)
                                                                         ====        ====


ELECTRIC TRANSMISSION & DISTRIBUTION                                        Quarter Ended
OPERATING DATA:                                                                March 31,
                                                                         ---------------------
ACTUAL MWH DELIVERED                                                       2005        2004
                                                                         ---------   ---------
Residential                                                              4,141,664   4,401,825     (6%)
Total                                                                   15,826,314  15,520,086      2%

WEATHER (AVERAGE FOR SERVICE AREA):
Percentage of normal:
  Cooling degree days                                                          126%        104%    22%
  Heating degree days                                                           77%         85%    (8%)


AVERAGE NUMBER OF METERED CUSTOMERS:
  Residential                                                            1,661,320   1,621,945      2%
  Commercial and Industrial                                                225,700     220,731      2%
                                                                         ---------   ---------
     Total                                                               1,887,020   1,842,676      2%
                                                                         =========   =========





     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

             CenterPoint Energy, Inc. and Subsidiaries
                 Results of Operations by Segment
                       (Millions of Dollars)
                            (Unaudited)


                                                             NATURAL GAS DISTRIBUTION
                                              ------------------------------------------------------
                                                     Quarter Ended
                                                        March 31,
                                              ------------------------------            % Diff
                                                  2005               2004             Fav/(Unfav)
                                              -----------        -----------       -----------------
RESULTS OF OPERATIONS:
Revenues                                      $     2,330        $     2,131                  9%
                                              -----------        -----------
Expenses:
  Natural gas                                       1,975              1,790                (10%)
  Operation and maintenance                           140                149                  6%
  Depreciation and amortization                        38                 35                 (9%)
  Taxes other than income taxes                        38                 40                  5%
                                              -----------        -----------
     Total                                          2,191              2,014                 (9%)
                                              -----------        -----------
Operating Income                              $       139        $       117                 19%
                                              ===========        ===========

NATURAL GAS DISTRIBUTION OPERATING DATA:
THROUGHPUT DATA IN BCF
Residential                                            77                 85                 (9%)
Commercial and Industrial                              77                 83                 (7%)
Non-rate regulated                                    183                139                 32%
Elimination                                           (49)               (10)              (390%)
                                              -----------        -----------
     Total Throughput                                 288                297                 (3%)
                                              ===========        ===========


WEATHER (AVERAGE FOR SERVICE AREA)
Percentage of normal:
  Heating degree days                                  91%                96%                (5%)


AVERAGE NUMBER OF CUSTOMERS:
  Residential                                   2,851,514          2,811,458                  1%
  Commercial and Industrial                       248,826            246,664                  1%
  Non-rate regulated                                6,510              6,190                  5%
                                              -----------        -----------
     Total                                      3,106,850          3,064,312                  1%
                                              ===========        ===========

                                                             PIPELINES AND GATHERING
                                              ---------------------------------------------------
                                                      Quarter Ended
                                                         March 31,
                                              ------------------------------            % Diff
                                                     2005               2004          Fav/(Unfav)
                                              -----------        -----------       -----------------
RESULTS OF OPERATIONS:
Revenues                                      $       121        $       102                 19%
                                              -----------        -----------
Expenses:
  Natural gas                                           7                  9                 22%
  Operation and maintenance                            34                 33                 (3%)
  Depreciation and amortization                        11                 11                  -
  Taxes other than income taxes                         5                  4                (25%)
                                              -----------        -----------
     Total                                             57                 57                  -
                                              -----------        -----------
Operating Income                              $        64        $        45                 42%
                                              ===========        ===========


PIPELINES AND GATHERING OPERATING DATA:
THROUGHPUT DATA IN BCF
Natural Gas Sales                                       1                  2                (50%)
Transportation                                        271                270                  -
Gathering                                              83                 75                 11%
Elimination                                            (1)                (2)                50%
                                              -----------        -----------
     Total Throughput                                 354                345                  3%
                                              ===========        ===========




Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                        Results of Operations by Segment
                              (Millions of Dollars)
                                   (Unaudited)


                                                           OTHER OPERATIONS
                                              ------------------------------------------
                                                  Quarter Ended
                                                      March 31,
                                              -----------------------          % Diff
                                                2005           2004          Fav/(Unfav)
                                              -----------------------        -----------
RESULTS OF OPERATIONS:
Revenues                                      $      7        $     3           133%
Expenses                                            14             10           (40%)
                                              --------        -------
Operating Loss                                $     (7)       $    (7)            -
                                              ========        =======



                         Capital Expenditures by Segment
                              (Millions of Dollars)
                                   (Unaudited)

                                           Quarter Ended
                                             March 31,
                                           --------------
                                           2005      2004
                                           ----      ----
CAPITAL EXPENDITURES BY SEGMENT
 Electric Transmission & Distribution      $ 55      $ 42
 Natural Gas Distribution                    40        37
 Pipelines and Gathering                     22        15
 Other Operations                             5         5
                                           ----     ----
 Total                                     $122      $ 99
                                           ====      ====



                             Interest Expense Detail
                              (Millions of Dollars)
                                   (Unaudited)

                                                                   Quarter Ended
                                                                      March 31,
                                                                  ---------------
                                                                  2005        2004
                                                                  ----        ----
INTEREST EXPENSE DETAIL
 Amortization of Deferred Financing Cost                         $  20       $  22
 Capitalization of Interest Cost                                    (1)         (1)
 Transition Bond Interest Expense                                    9           9
 Other Interest Expense                                            155         163
                                                                 -----       -----
 Total Interest Expense                                            183         193
                                                                 -----       -----

Amortization of Deferred Financing Cost
 Reclassified to Discontinued Operations                             -           1
Other Interest Reclassified to Discontinued Operations               -          11
                                                                 -----       -----
 Total Interest Reclassified to Discontinued Operations (1)          -          12
                                                                 -----       -----

Interest Expense Incurred by Discontinued Operations                 1           -
                                                                 -----       -----
Total Interest Expense in Discontinued Operations                    1          12
                                                                 -----       -----

 Total Interest Expense Incurred                                 $ 184       $ 205
                                                                 =====       =====


(1) In accordance with Emerging Issues Task Force Issue No. 87-24 "Allocation of Interest to Discontinued Operations", we have reclassified interest to discontinued operations of Texas Genco based on net proceeds received from the sale of Texas Genco of $2.5 billion, and have applied the proceeds to the amount of debt assumed to be paid down in 2004 according to the terms of the respective credit facilities in effect for that period. In periods where only the term loan was assumed to be repaid, the actual interest paid was reclassified. In periods where a portion of the revolver was assumed to be repaid, the percentage of that portion of the revolver to the total outstanding balance was calculated, and that percentage was applied to the actual interest paid in those periods to compute the amount of interest reclassified.

Total interest expense was $184 million and $205 million for the three months ended March 31, 2005 and 2004, respectively. Interest expense of $12 million for the three months ended March 31, 2004, was reclassified to discontinued operations of Texas Genco.



      Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                              March 31,       December 31,
                                                                                 2005             2004
                                                                             -----------      -----------


                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                  $   305,293      $   164,645
  Other current assets                                                         1,807,049        2,158,111
  Current assets of discontinued operations                                      122,908          513,768
                                                                             -----------      -----------
      Total current assets                                                     2,235,250        2,836,524
                                                                             -----------      -----------

PROPERTY, PLANT AND EQUIPMENT, NET                                             8,201,013        8,186,393
                                                                             -----------      -----------

OTHER ASSETS:
  Goodwill, net                                                                1,740,510        1,740,510
  Regulatory assets                                                            3,389,785        3,349,944
  Other non-current assets                                                       944,048          997,428
  Non-current assets of discontinued operations                                1,044,483        1,051,158
                                                                             -----------      -----------
      Total other assets                                                       7,118,826        7,139,040
                                                                             -----------      -----------
        TOTAL ASSETS                                                         $17,555,089      $18,161,957
                                                                             ===========      ===========

                                   LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of transition bond long-term debt                          $    49,352      $    46,806
  Current portion of other long-term debt                                      1,784,772        1,789,182
  Other current liabilities                                                    2,263,262        2,902,238
  Current liabilities of discontinued operations                                 104,795          448,974
                                                                             -----------      -----------
      Total current liabilities                                                4,202,181        5,187,200
                                                                             -----------      -----------

OTHER LIABILITIES:
  Accumulated deferred income taxes, net and investment tax credit             2,491,368        2,468,833
  Regulatory liabilities                                                       1,042,580        1,081,370
  Other non-current liabilities                                                  673,462          705,643
  Non-current liabilities of discontinued operations                             367,176          420,393
                                                                             -----------      -----------
      Total other liabilities                                                  4,574,586        4,676,239
                                                                             -----------      -----------

LONG-TERM DEBT:
  Transition bond                                                                610,453          628,903
  Other                                                                        7,032,735        6,564,113
                                                                             -----------      -----------
      Total long-term debt                                                     7,643,188        7,193,016
                                                                             -----------      -----------

SHAREHOLDERS' EQUITY                                                           1,135,134        1,105,502
                                                                             -----------      -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $17,555,089      $18,161,957
                                                                             ===========      ===========


     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

                    CenterPoint Energy, Inc. and Subsidiaries
                 Condensed Statements of Consolidated Cash Flows
                             (Thousands of Dollars)
                                   (Unaudited)


                                                                        Three Months Ended March 31,
                                                                        ----------------------------
                                                                           2005            2004
                                                                        ----------       -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                             $  67,088       $  73,587
  Discontinued operations, net of tax                                         (436)        (44,689)
                                                                         ---------       ---------
  Income from continuing operations                                         66,652          28,898
  Adjustments to reconcile income from continuing operations to net cash provided by (used in) operating activities:
    Depreciation and amortization                                          149,897         137,977
    Deferred income taxes and investment tax credit                         47,623          18,526
    Changes in net regulatory assets and liabilities                       (86,460)        (54,965)
    Changes in other assets and liabilities                               (361,994)        190,955
    Other, net                                                               4,875          23,674
                                                                         ---------       ---------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                       (179,407)        345,065

NET CASH USED IN INVESTING ACTIVITIES                                     (120,204)       (104,548)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                        385,577        (188,503)

NET CASH PROVIDED BY DISCONTINUED OPERATIONS                                54,682          67,223
                                                                         ---------       ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                  140,648         119,237

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                           164,645          86,922

                                                                         ---------       ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $ 305,293       $ 206,159
                                                                         =========       =========





    Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.